Exhibit 10.1

TWENTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This TWENTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 8th day of January, 2010 by and among BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC, as administrative agent and collateral agent (in such agent capacities, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation (“PACA”), POINT BLANK BODY ARMOR INC., a Delaware corporation (“Point Blank”) (collectively, the “Borrowers” and each, individually, a “Borrower”) and POINT BLANK SOLUTIONS, INC., a Delaware corporation (the “Parent” and a “Guarantor”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Parent, Agent and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers, Parent, Agent and Lenders have agreed to the amendments set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Parent, Agent and Lenders hereby agree as follows:

SECTION 1.          Amendments.

(a)           The definition of “Sixteenth Amendment Reserve” set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

“Sixteenth Amendment Reserve” means, for the relevant period, (x) the dollar amount of the “Availability Block” set forth below for such period minus (y) settlement costs in respect of the Department of Justice matters regarding Zylon and the investigation commenced by the Securities and Exchange Commission involving Parent and Borrowers (the “Specific Settlement Costs”) paid in cash after the Sixteenth Amendment Effective Date in an aggregate amount not to exceed $1,000,000:

START DATE	END DATE	AVAILABILITY BLOCK
Sixteenth Amendment Effective Date	November 6, 2009	$7,500,000
November 7, 2009	November 13, 2009	$9,000,000
November 14, 2009	November 20, 2009	$10,500,000
November 21, 2009	December 4, 2009	$11,500,000
December 5, 2009	December 29, 2009	$7,750,000
December 30, 2009	January 6, 2010	$5,750,000 plus 85% of the amount of sales assigned to Agent between December 30, 2009 and January 6, 2010
January 7, 2010	January 17, 2010	$4,630,000 plus (a) 85% of the amount of sales assigned to Agent between January 7, 2010 and January 17, 2010; plus (b) 100% of the amount of any tax refund received in this period
January 18, 2010	April 4, 2010	$12,750,000

(b)           The definition of “Maximum Revolving Loan Limit” set forth in Section 2(a) of the Loan Agreement is hereby amended by deleting the language reading “(B) during the period from December 19, 2009 through January 22, 2010, Twenty Million and No/100 Dollars ($20,000,000), (C) during the period from January 23, 2010 through February 12, 2010, Fifteen Million and No/100 Dollars ($15,000,000), (D) during the period from February 13, 2010 through February 26, 2010, Ten Million and No/100 Dollars ($10,000,000) and (E) from and after February 27, 2010, Five Million and No/100 Dollars ($5,000,000)” and replacing it with the language reading:

“(B) during the period from December 19, 2009 through January 6, 2010, Twenty Million and No/100 Dollars ($20,000,000), (C) during the period from January 7, 2010 through January 17, 2010, Fifteen Million and No/100 Dollars ($15,000,000), (D) during the period from January 18, 2010 through January 22, 2010, Twenty Million and No/100 Dollars ($20,000,000), (E) during the period from January 23, 2010 through February 12, 2010, Fifteen Million and No/100 Dollars ($15,000,000), (F) during the period from February 13, 2010 through February 26, 2010, Ten Million and No/100 Dollars ($10,000,000) and (G) from and after February 27, 2010, Five Million and No/100 Dollars ($5,000,000)”

(c)           Section 2(a) of the Credit Agreement is hereby amended by adding a new sentence to the end thereof to read as follows:

“The Agent, Lenders and Borrowers agree that upon the Agent’s receipt of prepaid amounts under Borrowers’ government contracts during the period ending prior to  January 15, 2010, Agent shall apply such amounts against the outstanding balance of Revolving Loans but such amounts shall not reduce the Revolving Loan Limit until such time as the inventory relating to such prepayments is shipped and billed at which time the applicable prepayment amount will then be applied against the account receivable relating to such Inventory for which the prepayment was received.”

(d)           Section 12 of the Loan Agreement is hereby amended by adding two new subsections 12(n) and 12(o) to the end thereof to read as follows:

“(n)  Letter of Intent.  Borrowers shall have provided the Agent with a letter of intent on or prior to January 15, 2010 executed by Steel Partners with respect to  additional capital of at least $10,000,000 to be provided by Steel Partners to Borrowers, which letter of intent shall be in form and substance satisfactory to Agent.

(o)  Consultant.  By no later than January 13, 2010, Borrowers shall have engaged a consultant satisfactory to Agent pursuant to a written engagement letter in form and substance satisfactory to Agent for the purpose of reviewing and analyzing the Borrowers’ cash flows.”

(e)           Section 15(b)(i) of the Loan Agreement is hereby amended by adding the references “12(n), 12(o)”immediately after the reference to “12(m),” set forth therein.

SECTION 2.         Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)           This Amendment shall have been duly executed and delivered by Borrowers and Parent (collectively, “Amendment Parties”), Agent and each Lender;

(b)           No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment; and

(c)           The representations and warranties contained herein shall be true and correct in all material respects.

SECTION 3.         Representations and Warranties.  In order to induce Agent and each Lender to enter into this Amendment, each Amendment Party hereby represents and warrants to Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a)           all of the representations and warranties contained in the Loan Agreement and in each of the Other Agreements are true and correct in all material respects as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b)           the execution, delivery and performance by Amendment Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, the Loan Agreement and the Other Agreements are the legal, valid and binding obligation of Amendment Parties enforceable against Amendment Parties in accordance with their terms, except as their enforceability may be affected by the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and by general limitations on the availability of equitable remedies;

(c)           neither the execution, delivery and performance of this Amendment by Amendment Parties, the performance by Amendment Parties of the Loan Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Amendment Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Amendment Party or any of its Subsidiaries is a party or by which any Amendment Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived or consented to herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

(d)           no Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

SECTION 4.         Reference to and Effect Upon the Loan Agreement.

(a)           Except as specifically set forth above, the Loan Agreement and each of the Other Agreements shall remain in full force and effect and are hereby ratified and confirmed; and

(b)           the amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (iii) constitute a waiver of any provision of the Loan Agreement or any of the Other Agreements, except as specifically set forth herein, or (iv) constitute a waiver of any Event of Default existing on the date hereof or arising after the date hereof except as specifically set forth herein and Agent and Lenders hereby reserve all rights and remedies under the Loan Agreement and the Other Agreements as a result of such Events of Default.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Loan Agreement and the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Loan Agreement.  Each Amendment Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

SECTION 5.         Costs And Expenses.  To the extent provided in Section 4(c)(iv) of the Loan Agreement, Borrowers agree to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 6.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7.         Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

SECTION 8.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWERS:

PROTECTIVE APPAREL CORPORATION OF AMERICA

By:	/s/ Michelle Doery
Name:	Michelle Doery
Title:	Chief Financial Officer

POINT BLANK BODY ARMOR INC.

By:	/s/ Michelle Doery
Name:	Michelle Doery
Title:	Chief Financial Officer

PARENT:

POINT BLANK SOLUTIONS, INC.

By:	/s/ Michelle Doery
Name:	Michelle Doery
Title:	Chief Financial Officer

[Signature Page to Twentieth Amendment to Loan and Security Agreement]

AGENT AND LENDER:

BANK OF AMERICA, N.A., as successor by merger to
LaSalle Business Credit, LLC

By:	/s/ Patrick M. Cornell
Name:	Patrick M. Cornell
Title:	Senior Vice President

[Signature Page to Twentieth Amendment to Loan and Security Agreement]